UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2025, Safe & Green Holdings Corp. (“the Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Sherman Oil Company LLC and its affiliates (“Sherman Oil”), pursuant to which the Company will acquire approximately 1,600 acres of held-by-production oil leases for oil wells located in Wichita County and Wilbarger County, Texas (the “Assets”) for a purchase price of $1,000,000 (the “Purchase Price”). The purchase of the Assets includes Sherman Oil’s operational equipment of the oil wells.

Pursuant to the Asset Purchase Agreement, the Company will pay the Purchase Price as follows: $250,000 in cash on the closing date, $250,000 in cash within 90 days of the closing date, $250,000 in cash within 180 days of the closing date, and $250,000 in cash within 240 days of the closing date. The payments will bear no interest.

The Asset Purchase Agreement contains customary representations, warranties, and covenants. The Asset Purchase Agreement also contain conditions to the completion of the Merger including the filing of the articles of incorporation and/or organization for the merger subsidiaries, and the adoption of board resolutions and/or sole member resolutions by the merger subsidiaries approving the Merger. There are no assurances that the parties will satisfy all of the conditions to the merger.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by the full text of such agreements which are filed as Exhibit 10.1 and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On May 29, 2025, the Company issued a press release (the “Press Release”) announcing that had entered into the Asset Purchase Agreement. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Information contained in this communication, other than statements of historical facts, may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives, the Company’s business and its plans after the closing of the acquisition, and the Company’s ability to maintain its Nasdaq listing. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between Safe & Green Holdings Corp., Sherman Oil Company LLC and its affiliates
99.1	Press Release, dated May 29, 2025, announcing the Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: May 29, 2025	By:	/s/ Mike McLaren
Name: Mike McLaren
Title: Chief Executive Officer

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